Exhibit 4.3(e)

                         ENTERPRISE FUNDING CORPORATION
                      c/o MERRILL LYNCH MONEY MARKETS INC.
                      World Financial Center - South Tower
                               225 Liberty Street
                            New York, New York 10281


May 30, 1996


Ms. Cindy Whitaker
Union Acceptance Funding Corporation
45 North Pennsylvania Street, Lower Level
Indianapolis, Indiana 46204

Dear Cindy:

This letter is to confirm our agreement to amend the Transfer and Administration Agreement between Union Acceptance Corporation (the "Collection Agent"), Union Acceptance Funding Corporation (the "Transferor") and Enterprise Funding Corporation (the "Company") dated June 27, 1995 and as amended to date.

The Transfer and Administration Agreement shall be amended as follows:

         In Section 1.1, the definition of "Termination Date" shall be amended so that "June 25, 1996" contained in clause (v) of the definition shall read "June 25, 1997".

The Transferor hereby represents and warrants that the representations and warranties of the Transferor set forth in Section 3.1 of the Transfer and Administration Agreement are true and correct as of the date hereof (except those representations and warranties set forth therein which specifically relate to an earlier date).

All other terms and conditions of the Agreement not amended by this letter agreement shall remain unchanged and in full force and effect.




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If this letter  correctly  sets forth our  agreement,  please sign the  enclosed duplicate originals and return to Suzy Edmiston, NationsBank Investment Banking, NationsBank Corporate Center, 10th Floor, Charlotte, North Carolina 28255 by May 31, 1996.

Sincerely,

ENTERPRISE FUNDING CORPORATION

By:      /s/K. Carter Harris
Name:  K. Carter Harris
Title:            Vice President

Accepted and Agreed:

UNION ACCEPTANCE FUNDING                    UNION ACCEPTANCE CORPORATION
CORPORATION, as Transferor                        as Collection Agent

By: /s/Cynthia F. Whitaker                        By: /s/John M. Stainbrook
Name:  Cynthia F. Whitaker                        Name: John M. Stainbrook
Title:  Vice President and Secretary                       Title:  President
Date:                                             Date:


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